UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2017 (January 11, 2017)

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

9.125% Senior Notes due 2022

On January 11, 2017 (the “Issue Date”), Syniverse Foreign Holdings Corporation (the “Issuer”), a wholly-owned subsidiary of Syniverse Holdings, Inc. (the “Company” and, together with its consolidated subsidiaries, “we”, “our” or “us”), completed its previously announced offer to exchange (the “Exchange Offer”) the Company’s outstanding 9.125% Senior Notes due 2019 (the “Existing Notes”) for new 9.125% Senior Notes due 2022 issued by the Issuer (the “New Notes”).

On the Issue Date, in connection with the Exchange Offer, the Issuer issued $369,547,000 aggregate principal amount of the New Notes under an Indenture, dated as of the Issue Date (the “Base Indenture”), among the Issuer, the Company, as guarantor, the other guarantors party thereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of the Issue Date, among the Issuer, the Company, as guarantor, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

Interest on the New Notes will accrue at a rate of 9.125% per annum, payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing July 15, 2017.

Ranking

The New Notes are the senior unsecured obligations of the Issuer and rank:

•	equally in right of payment with all existing and future senior indebtedness of the Issuer;

•	senior in right of payment to any future subordinated indebtedness of the Issuer;

•	effectively subordinated to any secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all liabilities (including indebtedness and trade payables) of any non-guarantor subsidiaries.

Guarantees

The Company and each of our restricted subsidiaries that guarantee the Company’s obligations under the term loan facility and revolving credit facility (collectively, the “Senior Credit Facilities”) will jointly and severally, irrevocably, fully and unconditionally guarantee on a senior unsecured basis the performance and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, all obligations of the Issuer under the Indenture and the New Notes. Each guarantee of a guarantor will rank:

•	equally in right of payment with all existing and future senior indebtedness of such guarantor, including obligations under the Senior Credit Facilities and the Existing Notes;

•	senior in right of payment to any future subordinated indebtedness of such guarantor;

•	effectively subordinated to all secured indebtedness of such guarantor (including its borrowings or guarantee, as applicable, under the Senior Credit Facilities) to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to any indebtedness or obligations of any of such guarantor’s non-guarantor subsidiaries.

Optional Redemption

On or after January 15, 2019, the Issuer may redeem some or all of the New Notes at any time at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the redemption date, if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Year	Redemption Price
2019	104.56250%

2020	102.28125%

2021 and thereafter	100.0000%

In addition, the Issuer may redeem up to 35% of the aggregate principal amount of the New Notes before January 15, 2019, with the proceeds of certain equity offerings at a redemption price of 109.125%, plus accrued and unpaid interest to, but excluding, the redemption date. The Issuer may also redeem some or all of the New Notes before January 15, 2019, at a redemption price of 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date, plus a “make whole” premium; provided that redemptions of the New Notes in connection with certain specified transactions described below shall not be subject to the “make whole” premium.

If we undertake a repayment, repurchase, redemption or refinancing, in whole or in part, in one or a series of transactions, of the outstanding indebtedness under the Senior Credit Facilities and/or the Existing Indenture or other comprehensive refinancing or recapitalization of our existing debt and/or equity capital structure, or if we experience certain kinds of changes of control, in each case at any time prior to January 15, 2019, we may redeem the New Notes at a redemption price of 101%, plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control

If the Issuer experiences certain kinds of changes of control, including if the Company shall no longer own, directly or indirectly, 100% of the equity interests in the Issuer, the Issuer must offer to purchase the New Notes at 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains covenants that limit, among other things, the Issuer’s ability and the ability of some of the Issuer’s subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make investments;

•	create liens;

•	merge or consolidate, or sell, transfer or otherwise dispose of substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate the Issuer’s subsidiaries as unrestricted.

The Indenture also contains covenants that limit, among other things, the Company’s ability and the ability of some of the Company’s subsidiaries to:

•	pay dividends on or make other distributions in respect of the Company’s capital stock or make other restricted payments;

•	make investments;

•	merge or consolidate, or sell, transfer or otherwise dispose of substantially all of the Company’s assets; and

•	designate the Company’s subsidiaries as unrestricted.

These covenants are subject to a number of important qualifications and limitations. Certain covenants will cease to apply to the New Notes if and for so long as the New Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services.

Events of Default

The Indenture provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest on all the then outstanding New Notes issued under the Indenture to be due and payable immediately.

Copies of the Base Indenture, the First Supplemental Indenture and the Form of Note are attached as Exhibits 4.1, 4.2 and 4.3 hereto and incorporated herein by reference. The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the New Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Cancellation of Existing Notes

Following the issuance of the New Notes and pursuant to the Exchange Offer, $369,547,000 aggregate principal amount of the Existing Notes were cancelled on the Issue Date, reducing the aggregate principal amount of outstanding Existing Notes to $105,453,000.

Registration Rights Agreement

In connection with the issuance of the New Notes, the Issuer, the Company and the Subsidiary Guarantors entered into a registration rights agreement, dated as of the Issue Date (the “Registration Rights Agreement”), with Goldman, Sachs & Co., as dealer manager. Pursuant to the Registration Rights Agreement, the Issuer, the Company and the Subsidiary Guarantors have agreed, under certain circumstances if and for so long as the New Notes remain Registrable Securities (as defined in the Registration Rights Agreement), to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) to exchange the New Notes for substantially identical securities registered under the Securities Act. The Issuer, the Company and the Subsidiary Guarantors have also agreed to file a shelf registration statement to cover resales of the New Notes under certain circumstances. If the exchange offer is not consummated on or prior to the date which is 450 days after the Issue Date or, if required, a shelf registration statement has not been declared effective on or prior to the later of the date which is (i) 450 days after the Issue Date or (ii) 180 days after the delivery of a shelf registration request, additional interest shall accrue on the New Notes at a rate of 1.00% per annum if and for so long as the New Notes remain Registrable Securities.

A copy of the Registration Rights Agreement is attached as Exhibit 4.4 hereto and incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Issuer’s direct financial obligations under the New Notes is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 11, 2017, among Syniverse Foreign Holdings Corporation, Syniverse Holdings, Inc., as guarantor, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of January 11, 2017, among Syniverse Foreign Holdings Corporation, Syniverse Holdings, Inc., as guarantor, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as Trustee, providing for the issuance of notes in series.

4.3	Form of 9.125% Senior Note due 2022 (included in Exhibit 4.1 hereto).

4.4	Registration Rights Agreement relating to the 9.125% Senior Notes due 2022, dated as of January 11, 2017, among Syniverse Foreign Holdings Corporation, Syniverse Holdings, Inc., the guarantors party thereto and Goldman, Sachs & Co., as Dealer Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2017

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel